SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2006

Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Apollo Resources International, Inc. (the “Company”) is filing this Current Report on Form 8-K to announce changes to its management team.

(b) Effective November 9, 2006, Philip N. Smith, Jr. resigned as Director of the Company.

(c)(1) Effective November 15, 2006, Mr. Billy A. Mickle and Mr. Glenn E. Floyd were elected to the Board of Directors of the Company.

(c)(2) Current Officers and Directors of the Company

Name	Age	Position	Dates Served
Dennis G. McLaughlin	41	Director, Chief Executive Officer	November 12, 2004 to date
Kit Chambers	42	Director	November 12, 2004 to date
J. Mark Ariail	44	Director, Chief Financial Officer	December 6, 2004 to date
Billy A. Mickle	61	Director	November 15, 2006 to date
Glenn E. Floyd	69	Director	November 15, 2006 to date

Billy A. Mickle is a practicing attorney and Managing Partner of BFM Investments, LLC in Durant, Oklahoma.  He was an Oklahoma State Senator from 1988 to 2002, and was Majority Leader of the Oklahoma State Senate from 1994 to 2002.  While serving under the Oklahoma State Senate, Mr. Mickle was the Appropriation Chairman of the Sub-Committee on Judiciary and General Government from 1990 to 1994, and was Chairman of the Judiciary Committee from 1988 to 1994.  He has worked on several economic development projects for the state of Oklahoma and currently serves as a member of the Oklahoma Housing Finance Agency.  During his tenure as Oklahoma State Senator, Mr. Mickle led international trade missions to Mexico, Malaysia, Singapore, Hong Kong, Vietnam, The Czech Republic, Pakistan, Cuba, Nigeria, and The United Arab Emirates.  His past experience includes positions as an adjunct professor at Southeastern Oklahoma State University, a public school educator, a sergeant E-5 with the United States Marine Corp, an Oklahoma state highway patrol trooper, and he is a Vietnam Veteran.  He has been a practicing attorney since 1974, and has won several state legislative awards, including National State Legislator of the Year by Safari Club International.  Mr. Mickle received a Bachelor of Science Degree from Northeastern State University in 1967, a Juris Doctorate Degree from Oklahoma City University in 1974, and graduated from the National Judicial College of Reno, Nevada in 1983.

Glenn E. Floyd is the founding attorney and owner of the Floyd Law Firm, PC based in Norman, Oklahoma since 1972, where his practice has focused mainly on public finance, taxation, and business law and has completed approximately 2,000 financings since that time.  Prior to becoming an attorney he taught mathematics at East Central University, the University of Arkansas and the University of Oklahoma.  He was a Special Lecturer at the University of Oklahoma College of Law from 1969 to 1971.  Mr. Floyd was a Member of the Oklahoma House of Representatives from 1974 to 1978.  He has authored several articles published in the Oklahoma Law Review, the Boston University Law Review, the Tulsa Law Journal, The Monthly Digest of Legal Articles, and The Bond Lawyer.  Additionally, he was editor and author of the first and several following editions of “Tax-Exempt Municipal Bonds in Oklahoma” from 1972 to 2005.  He was an original Founder of, and has been a Fellow and Director for the American College of Bond Counsel since 1996.  Also in 1996, he was selected as a Distinguished Alumnus, East Central University, Ada, Oklahoma. Mr. Floyd is a member of the Oklahoma and American Bar Associations, the National Association of Bond Lawyers, and was Founder of the Oklahoma Public Finance Forum.  He is a member of Phi Delta Phi, Pi Mu Epsilon, and Order of the Coif.  He has been the General Manager for Floyd Land and Cattle Co. since 1968 and has practiced law since 1967.  Mr. Floyd received a Bachelor of Science degree in Mathematics from East Central State College (Oklahoma) in 1958, a Masters degree in Mathematics from the University of Arkansas in 1961, a Juris Doctor degree from the University of Oklahoma Law School in 1967, and a Masters of Law (LLM) degree from Harvard Law School in 1968.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc. (Registrant)

Date: November 16, 2006	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer